UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2025

Immuneering Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40675	26-1976972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Main St.

Second Floor

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

(617) 500-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2025, Immuneering Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Oppenheimer & Co. Inc., as underwriters (the “Underwriters”), in connection with the public offering, issuance and sale by the Company of 18,959,914 shares of the Company’s Class A common stock, at a public offering price of $9.23 per share, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-289589) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for a period of 30 days, to purchase up to an additional 2,843,987 shares of Class A common stock from the Company, less underwriting discounts and commissions. All of the shares of Class A common stock to be sold in the Offering are being sold by the Company.

In addition, as previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2025, the Company entered into a securities purchase agreement, dated September 24, 2025 (the “Purchase Agreement”), with Aventis Inc. (the “Investor”), a wholly owned subsidiary of Sanofi, a French société anonyme, pursuant to which the Company, in a private placement transaction (the “Private Placement”), agreed to issue and sell to the Investor $25.0 million of shares of Class A common stock (or in certain circumstances in lieu of Class A common stock, shares of the Company’s non-voting Class B common stock), subject to and contingent upon the closing of a firm commitment underwritten public offering of Class A common stock by the Company that results in gross proceeds to the Company of at least $75.0 million and the pricing of which is publicly announced in a press release issued by the Company on or before September 26, 2025 (a “Qualified Public Offering”). Pursuant to the Purchase Agreement, the price per share in the Private Placement will be the price per share of Class A common stock to the public in the Qualified Public Offering. Under the terms of the Purchase Agreement, the Offering constitutes a Qualified Public Offering. Accordingly, pursuant to the Purchase Agreement, subject to the closing of the Offering and the other conditions set forth therein the Investor has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Investor, an aggregate of 2,708,559 shares of Class A common stock at the closing of the Private Placement. The closing of the Private Placement is contingent upon the closing of the Offering.

The closing of the Offering and the closing of the Private Placement are expected to occur concurrently on or about September 26, 2025, subject to the satisfaction of customary closing conditions.

The Company expects to receive net proceeds from the Offering of approximately $164.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and excluding any exercise of the Underwriters' option to purchase additional shares. In addition, the Company expects to receive net proceeds from the Private Placement of approximately $23.3 million, after deducting estimated private placement fees payable by the Company. The Company intends to use the net proceeds of the Offering and the Private Placement to advance the preclinical and clinical development of its product candidates and for working capital and other general corporate purposes. Based on its current business plans, the Company believes that its cash and cash equivalents and marketable securities, together with the net proceeds from the Offering and the Private Placement (and excluding net proceeds from any exercise of the Underwriters' option to purchase additional shares of our common stock), will be sufficient to fund its development activities and other operations into 2029.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the shares of Class A common stock in the Offering is attached as Exhibit 5.1 to this report.

Item 8.01. Other Events.

On August 13, 2025, the Company entered into an equity distribution agreement with Piper Sandler & Co. relating to the sale of shares of the Company's Class A common stock having a maximum aggregate offering price of up to $100,000,000 from time to time pursuant to at-the-market transactions (the "ATM Program"). As of the date of this report, the Company has not sold any shares under the ATM Program.

In connection with the Offering, the Company (i) reduced the maximum aggregate offering price for sales of shares pursuant to at-the-market transactions under the ATM Program by $1,250,007 (the "Reduced Amount"), resulting in a new maximum aggregate offering price of up to $98,749,993 under the ATM Program, and (ii) suspended the ATM Program and terminated the continuous offering under the ATM Program, in each case, as to the Reduced Amount.

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the consummation of the Offering and the Private Placement, the terms of the Offering and the Private Placement, the anticipated use of the net proceeds from the Offering and the Private Placement, the anticipated net proceeds from the Offering and the Private Placement and the Company’s projected cash runway. These forward-looking statements are based only on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2025, the Company’s Quarterly Reports on Form 10-K for the quarterly periods ended March 31, 2025 and June 30, 2025 and filed with the SEC on May 5, 2025 and August 13, 2025, respectively, and the Company’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 24, 2025, by and between Immuneering Corporation and Leerink Partners LLC and Oppenheimer & Co. Inc.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immuneering Corporation

Date: September 25, 2025	By:	/s/ Benjamin J. Zeskind
Benjamin J. Zeskind, Ph.D.
Co-Founder, President, Chief Executive Officer